UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2018

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, Neiman Marcus Group, Inc. (“Parent”), the indirect parent of the registrant, announced that Karen Katz, Chief Executive Officer and President, will be retiring from Parent and its subsidiaries. Ms. Katz will continue to serve as Chief Executive Officer and President until her retirement on February 12, 2018, after which she will continue to serve as a member of the Board of Directors of Parent (the “Parent Board”).

Effective upon Ms. Katz’s retirement, Geoffroy van Raemdonck has been appointed as Chief Executive Officer of Parent and The Neiman Marcus Group LLC (the “Company”) and as a member of the Parent Board.

Mr. van Raemdonck, 45, served as Group President for Europe, Middle East & Africa and Global Travel Retail at Ralph Lauren from November 2014 until December 2017.  Mr. van Raemdonck served as Chief Executive Officer at St. John Knits International, Inc. from August 2013 to November 2014. Prior to that, he held a variety of global leadership roles, most recently President South Europe, at Louis Vuitton from August 2008 to August 2013, and executive leadership positions at L Brands, Inc. from July 2004 to August 2008. Mr. van Raemdonck began his career as a consultant with Boston Consulting Group. He holds an MBA from the University of Chicago, and an MBS from the Université catholique de Louvain in Belgium.

Karen Katz Retirement Agreement

On January 4, 2018, the Company and Ms. Katz entered into a Retirement Agreement (the “Retirement Agreement”) detailing the terms of her retirement. The Retirement Agreement provides that Ms. Katz will be eligible to receive (1) $2,475,000, payable in a lump sum following her retirement, and $1,000,000, payable on or before March 14, 2019, (2) a pro-rata annual incentive bonus for the Company’s 2018 fiscal year, as determined by the Compensation Committee of the Parent Board under the terms of the Company’s annual bonus program, (3) a lump sum payment equal to 18 times the monthly COBRA premium applicable to Ms. Katz and (4) the vesting of one additional tranche of her restricted stock awards. The Retirement Agreement also provides that Ms. Katz’s SERP Plan benefit will not be reduced according to the terms of the SERP Plan solely by reason of her failure to reach age 65 as of her retirement date.

Upon her retirement, Ms. Katz will forfeit any unvested shares of restricted stock and her outstanding performance-vested stock options will be cancelled.  In addition, her outstanding time-vested stock options will be amended to remain outstanding with respect to 8,366 shares and will be repriced consistent with the modifications to exercise prices described below.  Ms. Katz will have the greater of (i) three years following her retirement date and (ii) 180 days following the termination of her directorship to exercise the vested portion of her time-vested stock options.   Ms. Katz will forfeit her put right with respect to the vested portion of her co-invest and time-vested stock options.

The Retirement Agreement includes a general release of claims by Ms. Katz in favor of the Company, its affiliates and current and former officers and directors and certain other parties. Ms. Katz also remains bound by certain provisions of her employment agreement, including the non-competition, the non-solicitation of employees, the non-disparagement and the confidentiality covenants.

Karen Katz Director Agreement and Option Awards

Effective upon Ms. Katz’s retirement on February 12, 2018, Parent intends to enter into a director agreement (the “Director Agreement”) with Ms. Katz, which will govern the terms of her role as a member of the Parent Board.  Pursuant to the Director Agreement, Ms. Katz will earn an annual fee of $50,000.  During her term as a director, she will be eligible to receive continued medical coverage and will (i) participate in the Company’s health plans or (ii) be provided with a separate arrangement that provides her comparable benefits.  The Director Agreement provides indemnification for actions related to Ms. Katz’s service on the Parent Board to the extent permitted by applicable state law and coverage under the Parent’s director and officer liability insurance policy.  Ms. Katz will remain bound by the non-competition, the non-solicitation of employees, the non-disparagement and the confidentiality covenants included in her employment agreement during her board service.

In connection with her appointment to the Parent Board, it is expected that Ms. Katz will receive a grant of 500 options to purchase common shares of the Parent, pursuant to the Parent’s Management Equity Incentive Plan (the “MEIP”).  The options will vest in five equal installments on the first five anniversaries of the grant date, subject to Ms. Katz’s continued service on the Parent Board.

Geoffroy van Raemdonck Employment Agreement

On January 4, 2018, the Company entered into an employment agreement with Mr. van Raemdonck, effective as of February 12, 2018. The employment agreement has an initial term of four years with automatic one-year renewals of the term thereafter if neither party submits a notice of termination at least three months prior to the end of the then-current term. Mr. van Raemdonck’s annual base salary will not be less than $1,000,000 unless the reduction is pursuant to a reduction of the annual salaries of all senior executives by substantially equal amounts or percentages. He will participate in the Company’s annual incentive bonus program with a target bonus of 100% of his base salary and a maximum of 250% of his base salary. The actual incentive bonus will be determined according to the terms of the annual incentive bonus program and will be payable based on the achievement of performance objectives, as determined at the discretion of the Parent Board. Mr. van Raemdonck’s annual bonus for the Company’s 2018 fiscal year will be no less than a pro rata portion of his target bonus.

The agreement also provides for initial grants under the MEIP of (a) non-qualified stock options to purchase (i) 17,500 of Parent’s common shares that vest in equal annual installments over four years, subject to Mr. van Raemdonck’s continued employment, (ii) 17,500 of Parent’s common shares that vest upon achievement of certain performance targets, each with an exercise price determined in accordance with its terms and (b) 8,000 shares of restricted stock.  The stock options will expire no later than the tenth anniversary of the grant date.

Mr. van Raemdonck will receive a one-time signing bonus of $1,000,000, payable over twenty four months following his commencement date and a reimbursement of relocation expenses. Additionally, during the employment term Mr. van Raemdonck will receive annual reimbursement for financial and tax planning advice, an annual lump sum cash payment in the amount of $15,000 (on an after-tax basis) in lieu of any reimbursement of hotel or other lodging expenses incurred in connection with business trips to New York, and reimbursement of liability for any New York state and city taxes (on an after-tax basis).

If the Company terminates Mr. van Raemdonck’s employment without “cause” or if he resigns for “good reason” or following the non-renewal of his employment by the Company, he will be entitled to receive, subject to his execution and nonrevocation of a waiver and release agreement, (i) an amount of annual incentive pay equal to a prorated portion of his target bonus amount for the year in which the employment termination date occurs, and (ii) a lump sum equal to (A) 18 times the monthly COBRA premium applicable to Mr. van Raemdonck plus (B) the sum of his base salary and target bonus, at the level in effect as of the employment termination date (collectively, the “Severance Payment”). Mr. van Raemdonck is also entitled to continuation of certain benefits for an eighteen-month period following a termination of his employment.

Mr. van Raemdonck will be required to repay the Severance Payment if he violates certain restrictive covenants in his agreement or if he is found to have engaged in certain acts of wrongdoing.

Mr. van Raemdonck’s agreement contains obligations regarding non-competition and non-solicitation of employees following the termination of his employment, confidential information and non-disparagement of the Company and the Company’s business.

If Mr. van Raemdonck’s employment terminates before the end of the term due to his death or “disability” (as defined in the employment agreement) the Company will pay him or his estate, as applicable, accrued obligations and an amount of annual incentive pay equal to a prorated portion of his target bonus amount for the year in which the employment termination date occurs.

There are no family relationships or transactions with respect to Mr. van Raemdonck that would be required to be disclosed under Items 401(d) or 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing matters is included herewith as Exhibit 99.1 and by this reference incorporated herein.

Modification of Option Exercise Prices

On January 4, 2018, the Compensation Committee (the “Compensation Committee”) of the Parent Board and the Parent Board approved amendments to the exercise prices of certain outstanding time-vested non-qualified options awarded under the MEIP  and the Neiman Marcus Group, Inc. Vice President Long Term Incentive Plan (the “VP LTIP”) (collectively, the “Options”) held by employees and directors, including:

•                  8,068 Options held by James J. Gold, President, Chief Merchandising Officer;

•                  1,100 Options held by Carrie M. Tharp, Senior Vice President and Chief Marketing Officer; and

•                  1,120 Options held by T. Dale Stapleton, Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer.

The exercise price per share of the Options, as amended, will be $500 except that if Parent pays an extraordinary dividend or distribution, the Options’ exercise price will be increased by 50% of the value of the dividend or distribution, subject to a maximum exercise price increase of $500, prior to being decreased or otherwise adjusted in accordance with the respective exercise price adjustment provisions of the MEIP and VP LTIP.

Further, in its sole discretion, the Compensation Committee may at any time determine that the Options will not be exercisable during any period for an exercise price less than $1,000 per share (the “Restricted Exercise Period”). If the option holder’s employment is terminated under certain circumstances, the post-termination exercise period of the vested and exercisable portion of the Options will be extended until the date following the end of the Restricted Exercise Period. The Restricted Exercise Period will not apply on the date prior to the expiration of the option.

Mid-Term Cash Incentive Plan

On January 4, 2018, the Compensation Committee adopted the Neiman Marcus Group, Inc. FY 2018 Mid-Term Cash Incentive Plan (the “Mid-Term Cash Incentive Plan”). The Mid-Term Cash Incentive Plan is intended to promote the success of the Company by rewarding certain employees for their service to Parent and its subsidiaries, to provide incentives for such employees to remain in the employ of Parent and its subsidiaries and to contribute to the performance of Parent. Under the Mid-Term Cash Incentive Plan, participants will be eligible to receive bonuses for each of fiscal year 2018, 2019 and 2020 if Parent achieves a performance goal based on Adjusted EBITDA Before Bonus (as defined in the Mid-Term Cash Incentive Plan) for such year. For fiscal years 2019 and 2020, participants may be eligible to earn a pro-rata portion of the bonus if Parent’s performance is at least 80% of the Adjusted EBITDA Before Bonus target for that year and excess bonus for performance above the target, in each case on a schedule to be determined by the Company prior to the commencement of fiscal year 2019. Payment of eligible awards will only be made to the extent Parent’s Free Cash Flow (as defined in the Mid-Term Cash Incentive Plan) exceeds the amount eligible for payment, measured prior to the end of fiscal year 2022.

The target bonus amounts for each of the Company’s participating named executive officers is:

•                  Mr. van Raemdonck: $750,000 for fiscal year 2018, $1,500,000 for fiscal year 2019 and $1,750,000 for fiscal year 2020, subject to the commencement of his employment;

•                  Mr. Gold: $500,000 for fiscal year 2018, $1,200,000 for fiscal year 2019 and $1,500,000 for fiscal year 2020;

•                  Ms. Tharp: $300,000 for fiscal year 2018, $800,000 for fiscal year 2019 and $900,000 for fiscal year 2020; and

•                  Mr. Stapleton: $200,000 for fiscal year 2018, $400,000 for fiscal year 2019 and $500,000 for fiscal year 2020.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
99.1	Press release issued January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: January 4, 2018	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary